UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Rimage Corporation

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Rimage Corporation
7725 Washington Avenue South
Edina, Minnesota 55439
(952) 944-8144

_________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 16, 2006
_________________

TO THE SHAREHOLDERS OF
RIMAGE CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Rimage Corporation, a Minnesota corporation, will be held on Tuesday, May 16, 2006, at 3:30 p.m. (Edina, Minnesota time), at the Company’s offices located at 7725 Washington Avenue South, Edina, Minnesota, for the following purposes:

1.	To elect seven (7) directors of the Company to serve until the next Annual Meeting of the Shareholders or until their respective successors have been elected and qualified.

2.	To ratify and approve the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2006.

        Only holders of record of Rimage Corporation’s common stock at the close of business on April 6, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

        Each of you is invited to attend the Annual Meeting in person. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

By Order of the Board of Directors

Bernard P. Aldrich
President and Chief Executive Officer

April 14, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Rimage Corporation
7725 Washington Avenue South
Minneapolis, Minnesota 55439
(952) 944-8144

_________________

PROXY STATEMENT
_________________

SOLICITATION OF PROXIES

        The accompanying Proxy is solicited on behalf of the Board of Directors of Rimage Corporation (the “Company” or “Rimage”) for use at the Annual Meeting of Shareholders to be held on May 16, 2006, at 3:30 p.m. at the Company’s offices located at 7725 Washington Avenue South, Edina, Minnesota, and at any adjournments thereof (the “Meeting”). The mailing of this proxy statement to shareholders of the Company commenced on or about April 14, 2006.

Cost and Method of Solicitation

        This solicitation of proxies to be voted at the Meeting is being made by the Board of Directors of the Company. The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting

        The total number of shares outstanding and entitled to vote at the Meeting as of April 6, 2006 consisted of 9,806,317 shares of common stock, $.01 par value. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on April 6, 2006 will be entitled to vote at the Meeting.

        All shareholders are cordially invited to attend the Meeting in person. Whether or not you expect to attend the Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone or the Internet) in order to ensure your representation at the Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must bring to the Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the Meeting, you must obtain from the record holder a proxy issued in your name.

        If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” the other proposal.

Quorum and Voting Requirements

        A quorum, consisting of a majority of the shares of common stock entitled to vote at the Meeting, must be present, in person or by proxy, before action may be taken at the Meeting.

        Each director nominee will be elected, and each other proposal will be approved, by the affirmative vote of the holders of a majority of shares of common stock present at the Meeting, either in person or by proxy, and entitled to vote.

        You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposal. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. If you abstain from voting on any of the other proposals, it has the same effect as a vote against the proposal.

        If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a broker non-vote). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining a quorum at the Meeting.

        So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Meeting. In the event that any other matters properly come before the Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

Revoking a Proxy

        You may change your vote and revoke your proxy at any time before it is voted by:

•	Sending a written statement to that effect to the Secretary of the Company;
•	Submitting a properly signed proxy card with a later date; or
•	Voting in person at the Meeting.

        All shares represented by valid, unrevoked proxies will be voted at the Meeting and any adjournment(s) or postponement(s) thereof. The Company’s principal offices are located at 7725 Washington Avenue South, Edina, Minnesota 55439, and its telephone number is (952) 944-8144.

Annual Meeting and Special Meetings; Bylaw Amendments

        This 2006 Annual Meeting of Shareholders is a regular meeting of the Company’s shareholders and has been called by the Board of Directors of the Company in accordance with the Company’s Bylaws. Under the Company’s Bylaws, special meetings of the Company’s shareholders may be held at any time and for any purpose and may be called by the Company’s president, treasurer, two or more directors or by a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote on the matters to be presented to the meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. The business transacted at a special meeting is limited to the purposes as stated in the notice of the meeting. For business to be properly brought before a regular meeting of shareholders, a written notice containing the required information must be timely submitted. For more information, please review the Bylaws of the Company and the section of this Proxy Statement entitled “Shareholder Proposals for 2007 Annual Meeting” below.

        These Company’s Bylaws may be amended or altered by a vote of the majority of the whole Board at any meeting. The authority of the Board is subject to the power of the Company’s shareholders, exercisable in the manner provided by Minnesota law, to adopt or amend, repeal bylaws adopted, amended, or repealed by the Board. Additionally, the Board may not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board of directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board may adopt or amend any bylaw to increase their number.

OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

        The following table sets forth certain information as of April 6, 2006 with respect to the Company’s common stock beneficially owned by (i) each director and each nominee for director, (ii) each person known to the Company to beneficially own more than five percent of the Company’s common stock, (iii) each executive officer named in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all current executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Outstanding
Royce & Associates, LLC (2)
1414 Avenue of the Americas
New York, NY 10019	707,850	7.3%
Bernard P. Aldrich (3)(4)(5)	231,532	2.4%
James L. Reissner (3)	136,607	1.4%
David J. Suden (3)(4)(6)	133,458	1.4%
Steven M. Quist (3)	52,500	*
Thomas F. Madison (3)	37,500	*
Lawrence M. Benveniste (3)	27,500	*
Philip D. Hotchkiss (3)	22,500	*
Manuel M. Almeida (4)	33,667	*
Kenneth J. Klinck (4)	118,237	1.2%
Konrad Rotermund (4)	30,000	*
All current executive officers and directors as a group (10 persons)	748,418	7.3%
_________________
*	Less than one percent
(1)	Includes shares which could be purchased within 60 days upon the exercise of the following stock options: Mr. Aldrich, 180,125 shares; Mr. Suden, 93,334 shares; Mr. Reissner, 95,000 shares; Mr. Quist, 51,500 shares; Mr. Madison, 37,500; Mr. Benveniste, 27,500 shares; Mr. Hotchkiss, 22,500 shares; Mr. Almeida, 33,667 shares; Mr. Klinck, 76,667 shares; Mr. Rotermund, 30,000 shares; and all current directors and executive officers as a group, 607,710 shares.
(2)	Based on Amendment No. 3 to Schedule 13G filed January 31, 2006.
(3)	Serves as a director of the Company and is currently nominated for election as a director.
(4)	Named Executive Officer.
(5)	Includes 51,407 shares held by the Bernard P. Aldrich Revocable Trust u/t/c dated March 25, 1999, of which Mr. Aldrich and his spouse, Cindy L. Aldrich are trustees and includes 1,525 shares held by the Cindy L. Aldrich Revocable Trust u/t/a dated March 25, 1999, of which Ms. Aldrich and her spouse, Bernard P. Aldrich, are trustees.
(6)	Includes 40,124 shares owned jointly with spouse.

PROPOSAL 1:
ELECTION OF DIRECTORS

        Pursuant to its Bylaws, the Company has set the number of Directors at seven. Therefore, seven directors will be elected at the Meeting to serve until the next Annual Meeting of Shareholders or until their successors have been elected and shall qualify. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors has nominated for election the seven persons named below. Each nominee is currently a director of the Company. All nominees were elected by the shareholders at the Company’s 2005 Annual Meeting.

        The persons named in the accompanying proxy intend to vote the proxies held by them in favor of the nominees named below as directors, unless otherwise directed. Should any nominee for director become unable to serve as a director for any reason, the proxies have indicated they will vote for such other nominee as the Board of Directors may propose. The Board of Directors has no reason to believe that any candidate will be unable to serve if elected and each has consented to being named a nominee.

        Set forth below is biographical and other information with respect to each nominee as of April 6, 2006:

Name and Age	Principal Occupation and Business Experience for Past Five Years	Director Since
Bernard P. Aldrich Age 56	Chief Executive Officer, President and a director of Rimage since December 1996. Director of Apogee Enterprises, Inc. and a director of Park Industries Inc., a privately-held company.	1996

James L. Reissner Age 66	President of Activar, Inc. since January 1996 and Chief Financial Officer of Activar from 1992 until becoming President. Director of Intek, Inc., Winland, Inc. and Magstar Technologies, Inc. Director of two privately-held companies, Vermillion State Bank and Activar, Inc.	1998

David J. Suden Age 59	Chief Technology Officer of Rimage since December 1996 and a director since September 1995; President of Rimage from October 1994 through November 1996; Vice President – Development and Operations of Rimage from February 1991 to October 1994.	1995

Steven M. Quist Age 60	Principal of Blackmore Peak Partners, a management consulting firm since 2003. President and Chief Executive Officer of CyberOptics Corporation, 1998 until 2003. Director of CyberOptics Corporation from 1991 to 2004. President of Rosemount, Inc., a subsidiary of Emerson Electric Company, St. Louis, Missouri 1992 until 1998. Director of Data I/O Corporation. Also a director for three privately-held companies: ILX Lightwave Corp., S2 Corporation, and Nervonix, Inc.	2000

Thomas F. Madison Age 70	President and Chief Executive Officer of MLM Partners, a consulting and small business investment company, since January 1993; Chairman of AetherWorks, Inc. from August 1999 to 2000; Vice Chair and Office of the Chief Executive Officer of Minnesota Mutual Life Insurance Company 1994 and 1995; President of US West Communications – Markets 1989 to 1993; President and Chief Executive Officer of Northwestern Bell 1985 to 1989; Director of Valmont Industries Inc., CenterPoint Energy, Inc., Digital River, Inc., Span Link Communications and Delaware Group of Funds. Director of Banner Health System since 2002 and its Chairman since September 2003.	2001

Name and Age	Principal Occupation and Business Experience for Past Five Years	Director Since
Lawrence M. Benveniste Age 55	Dean of Goizueta Business School of Emory University since July 2005. Dean of Carlson School of Management at the University of Minnesota December 2001 to July 2005. Carlson School of Management Associate Dean for Faculty and Research from 2000 to 2001, Chair of Finance Department of Carlson School of Management from 1999 to 2000. US Bancorp Professor of Finance from 1996 to 1999. Director of Alliance Data Systems Corporation since June 2004.	2003

Philip D. Hotchkiss Age 37	In 1995 founded and was then Chairman and CEO of BigCharts, Inc. which was subsequently acquired by CBS MarketWatch.com, Inc. in 1999. Served as President of CBS MarketWatch.com, Inc. and served on its board of directors from 1999 to 2000. Served as President and CEO of Talkingpoint Inc. from 2003-2006. Presently, Mr. Hotchkiss is working with emerging businesses to help them develop and execute new business concepts.	2003

        The Company knows of no arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee. There is no family relationship between any of the nominees, directors or executive officers of the Company.

Voting Required

        The affirmative vote of the holders of a majority of the shares of common stock represented at the Meeting and entitled to vote is necessary for election of the nominees to the Board of Directors described above. Proxies will be voted in favor of each nominee unless otherwise indicated.

THE BOARD OF DIRECTORS RECOMMENDS
THAT THE SHAREHOLDERS VOTE FOR
THE ELECTION OF EACH NOMINEE

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CORPORATE GOVERNANCE

Board Attendance at Meetings; Continuing Education

        During calendar year 2005, the Board of Directors met six times. Each nominee for director attended at least 75% of the meetings of the Board and committees on which he served during 2005. The Board of Directors regularly meets in executive session without members of management, including the Chief Executive Officer, present.

        The Company does not have a formal policy on attendance at meetings of the Company’s shareholders. However, the Company encourages all Board members to attend all meetings, including the Annual Meeting of Shareholders. All of the seven directors then serving attended the 2005 Annual Meeting of Shareholders.

        In December 2005, the Company’s Board of Directors adopted a formal policy encouraging all Board members to seek out opportunities for further education on governance and public-company matters, including educational programs accredited by Institutional Shareholder Services.

Description of Committees of the Board of Directors

        The Board of Directors has established a Compensation Committee, an Audit Committee, a Governance Committee and a Strategic Planning Committee. The composition and function of these committees are set forth below.

        Compensation Committee.   The Compensation Committee operates under a written charter and reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer and other senior management of the Company. Among its other duties, the Compensation Committee oversees all significant aspects of the Company’s compensation plans and benefit programs, including succession plans for executive officers other than the Chief Executive Officer. The Board of Directors is responsible for, and regularly reviews, the succession plan for the Company’s Chief Executive Officer. The Compensation Committee annually reviews and approves corporate goals and objectives for the chief executive officer’s compensation and evaluates the chief executive officer’s performance in light of those goals and objectives. The Compensation Committee also administers the Company’s Amended and Restated 1992 Stock Option Plan. The charter of the Compensation Committee requires that this Committee consist of no fewer than two board members who satisfy the requirements of the Nasdaq Stock Market, the “non-employee director” requirements of Section 16b-3 of the Securities Exchange Act of 1934, and the “outside director” requirements of Section 162(m) of the Internal Revenue Code. Each member of the Company’s Compensation Committee meets these requirements. The current members of the Compensation Committee are Messrs. Steven M. Quist (Chair), James L. Reissner and Lawrence M. Benveniste. During 2005, the Compensation Committee met six times.

        Governance Committee.   The Governance Committee operates under a written charter and is charged with the responsibility of identifying, evaluating and approving qualified candidates to serve as directors of the Company, ensuring that the Company’s board and governance policies are appropriately structured, developing and recommending a set of corporate governance guidelines, overseeing Board orientation, training and evaluation, and establishing an evaluation process for the Chief Executive Officer. The Governance Committee also has responsibility for overseeing the Company’s annual process of self-evaluation by members of the committees and the Board of Directors as a whole. The current members of the Governance Committee are Thomas F. Madison (Chair), Philip D. Hotchkiss and Steven M. Quist. During 2005, the Governance Committee met three times.

        The charter of the Governance Committee requires that this Committee consist of no fewer than two board members who satisfy the “independence” requirements of the Nasdaq Stock Market. Each member of the Company’s Governance Committee meets these requirements. A copy of the current charter of the Governance Committee is available by following the link to “Corporate Governance” in the “Investor Relations” section of the Company’s website at www.rimage.com. A copy of the current Governance Guidelines of the Company is also available in the “Investor Relations” section of the Company’s website.

        Audit Committee.   The Audit Committee assists the board by reviewing the integrity of the Company’s financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by the Company with certain legal and regulatory requirements. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews the Company’s annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including critical accounting policies of the Company, significant changes in the Company’s selection or application of accounting principles and the Company’s internal control processes. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.

        The Audit Committee operates under a written charter adopted by the Board of Directors on May 10, 2000 and most recently amended on February 16, 2004. A copy of the current Audit Committee charter is available by following the link to “Corporate Governance” in the “Investor Relations” section of the Company’s website at www.rimage.com. The Company’s Audit Committee presently consists of four directors: James Reissner (Chair), Lawrence M. Benveniste, Philip D. Hotchkiss and Thomas F. Madison. During 2005, the Audit Committee met seven times.

        The Board of Directors has determined that all members of the Audit Committee are “independent” directors under the rules of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Company’s Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After review, the Board of Directors has determined that each of Messrs. Reissner, Benveniste and Madison meet the Securities and Exchange Commission definition of an “audit committee financial expert.” A report of the Audit Committee is set forth below.

        Strategic Planning Committee.   On October 21, 2005, the Board of Directors established a Strategic Planning Committee to assist the Board of Directors in its oversight of the Company’s strategic planning. The Strategic Planning Committee operates under a written charter adopted by the Board of Directors on October 21, 2005. The Strategic Planning Committee consists of Philip D. Hotchkiss (Chair) and Steven M. Quist. The Board of Directors has determined that all members of the Strategic Planning Committee are “independent” directors under the rules of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Strategic Planning Committee met once in fiscal year 2005.

Director Nominations

        The Governance Committee will consider candidates for board membership suggested by its members, other board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in Section 3.14 of the Company’s Amended and Restated Bylaws as described in the section of this Proxy Statement entitled “Shareholder Proposals for Nominees.” The Governance Committee has not adopted a formal policy for increasing or decreasing the size of the Board of Directors. The Company’s Governance Guidelines provides that the Board should generally have between six and nine directors. The Governance Committee believes that the current size of the Board of Directors is appropriate because with seven directors, the Board of Directors has a diversity of talent and experience to draw upon, is able to appropriately staff the committees of the Board and engage the directors in Board and committee service, all while maintaining efficient function and communication among members. If appropriate, the Board may determine to increase or decrease its size, including in order to accommodate the availability of an outstanding candidate.

        Criteria for Nomination to the Board.   The Governance Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The Committee has not adopted minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, as the Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of the Company and the Board of Directors. The Governance Committee evaluates each prospective nominee against the standards and qualifications set out in the Company’s Governance Guidelines, including:

•	Background, including demonstrated high personal and professional ethics and integrity; and the ability to exercise good business judgment and enhance the Board’s ability to manage and direct the affairs and business of the Company;
•	Commitment, including the willingness to devote adequate time to the work of the Board and its committees, and the ability to represent the interests of all shareholders and not a particular interest group;
•	Board skills needs, in the context of the existing makeup of the Board, and the candidate’s qualification as independent and qualification to serve on Board committees;
•	Diversity, in terms of knowledge, experience, skills, expertise, and other characteristics that contribute to the Board’s diversity; and
•	Business experience, which should reflect a broad experience at the policy-making level in business, government and/or education.

        In reviewing prospective nominees, the Governance Committee reviews the number of public-company boards on which a director nominee serves to determine if the nominee will have the ability to devote adequate time to the work of the Company’s Board and its committees. Because of the variability of the time commitment these other positions may require, the Governance Committee has not adopted any formal policy limiting the number of boards on which the Company’s directors may serve. The Committee also considers such other relevant factors as it deems appropriate. The Governance Committee will consider persons recommended by the shareholders using the same standards used for other nominees.

        Process for Identifying and Evaluating Nominees.   The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance Committee deems appropriate, a third-party search firm. The Governance Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. One or more Governance Committee members will interview the prospective nominees in person or by telephone. After completing the evaluation, the Governance Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

        Board Nominees for the 2006 Annual Meeting.   The nominees for this 2006 Annual Meeting were selected by the Governance Committee in February 2006. All nominees were elected by shareholders at the Company’s 2005 Annual Meeting. The Company has not engaged a third-party search firm to assist it in identifying potential director candidates, but the Governance Committee may choose to do so in the future.

        Shareholder Proposals for Nominees.   The Governance Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Governance Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (c) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the shareholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class and number of shares of the corporation’s capital stock beneficially owned by the person. To be considered, the written notice must be submitted in the time frame described in the Bylaws of the Company and in the section of this Proxy Statement entitled “Shareholder Proposals for 2007 Annual Meeting” below.

Communications with Directors

        Shareholders may communicate with members of the Board by sending an e-mail to chair.director@rimage.com or by directing the communication in care of the Governance Committee Chair c/o Corporate Secretary, at the address set forth on the front page of this Proxy Statement. All communications will be received and processed by the Corporate Secretary. You will receive a written acknowledgement from the Corporate Secretary upon receipt of your communication.

CODE OF ETHICS

        The Company has adopted a code of ethics that applies to all directors, officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is included in the Company’s Code of Ethics and Business Conduct which is publicly available by following the link to “Corporate Governance” in the “Investor Relations” section of the Company’s website at www.rimage.com.

EXECUTIVE COMPENSATION

        Set forth below is biographical and other information on our current executive officers. Information about Mr. Bernard P. Aldrich, the Company’s President and Chief Executive Officer, and Mr. David J. Suden, the Company’s Chief Technology Officer, may be found in this Proxy Statement under the heading “Election of Directors.”

Manuel M. Almeida, 48, was appointed as the Company’s Chief Operating Officer as of February 15, 2006. Mr. Almeida started with the Company in September 2003 as Executive Vice President. For the twenty-three years prior to joining the Company, Mr. Almeida was with Fuji Photo Film USA, most recently serving as its Vice President & General Manager Commercial Imaging Division from June 1999 to September 2003. During his twenty-three year tenure, Mr. Almeida also served as Fuji’s Vice President & General Manager Digital Imaging, Vice President Consumer Marketing and Vice President Digital Imaging Sales.

Robert M. Wolf, 37, started with the Company in September 1997 and has been Treasurer and Secretary of the Company since January 2000 and Chief Financial Officer since February 2003. From March 1995 until joining the Company, Mr. Wolf was a CPA and audit manager with Deloitte & Touche LLP. From December 1991 until March 1995, Mr. Wolf was a CPA with House, Nezerka & Froelich PA.

Pamela V. Lampert, 48, joined the Company in March 2005 as the Company’s Vice President Human Resources. From January 2003 through March 2005, Ms. Lampert was the owner and President of Lampert Consulting Group, an organization development and human resource services consulting business. She served as Vice President, Human Resources and Administration for CyberOptics Corporation from June of 1997 through July of 2003.

Summary Compensation Table

        The following table sets forth the cash and non-cash compensation for each of the past three fiscal years earned by the Chief Executive Officer and by the four other most highly compensated executive officers of the Company whose salary and bonus earned for fiscal year 2005 exceeded $100,000 (the “Named Executive Officers”).

							Long-Term Compensation
	Annual Compensation						Awards		Payouts
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation		Restricted Stock Awards	Options	LTIP Payouts	All Other Compensation(1)
Bernard P. Aldrich	2005	$274,039		$189,750	$6,707	(2)		$30,000		7,000
Chief Executive Officer	2004	250,116		143,750	6,660	(2)	—	25,000	—	7,701
and President	2003	234,462		145,000	27,580	(2)	—	20,000	—	7,000

David J. Suden	2005	220,535		126,500	6,680	(2)		20,000		6,014
Chief Technology Officer	2004	210,039		120,750	6,660	(2)	—	23,000	—	6,500
	2003	204,731		125,000	27,580	(2)	—	20,000	—	6,741

Manuel M. Almeida (3)	2005	224,039		129,375	6,742	(4)		25,000		6,923
Executive Vice President	2004	187,500		127,500	31,660	(4)	—	—	—	4,598
	2003	46,154	(5)	12,500	26,481	(4)	—	25,000	—	954

Kenneth J. Klinck (6)	2005	180,000		62,100	5,460	(7)		10,000		4,924
Executive Vice President,	2004	190,188		81,666	5,460	(7)	—	10,000	—	6,383
Sales	2003	193,660		60,000	5,380	(7)	—	10,000	—	6,000

Konrad Rotermund (8)	2005	184,408		100,502	14,535	(9)		10,000		—
Vice President, European	2004	177,320		101,959	14,465	(9)	—	10,000	—	—
Operations	2003	176,510		79,800	13,182	(9)	—	10,000	—	—
_________________
(1)	Represents the Company’s matching contributions under its 401(k) retirement savings plan.
(2)	Includes $21,000 in director’s fees for 2003. Otherwise, represents amounts attributable to an automobile allowance and insurance premiums.
(3)	Effective February 15, 2006, Mr. Almeida was promoted to the Company’s Chief Operating Officer.
(4)	With respect to 2004 and 2003, represents relocation allowance of $25,000. Otherwise, represents amounts attributable to insurance premiums and an automobile allowance.

(5)	Mr. Almeida began serving as the Company’s Executive Vice President effective as of September 29, 2003 and compensation reflects this partial year of service.
(6)	Effective February 24, 2005, the Company determined that Mr. Klinck is not an “executive officer” within the meaning of Item 401(b) of Regulation S-K of the Securities Act of 1933, as amended.
(7)	Represents amounts attributable to insurance premiums and an automobile allowance.
(8)	Effective February 21, 2006, the Company determined that Mr. Rotermund is not an “executive officer” within the meaning of Item 401(b) of Regulation S-K of the Securities Act of 1933, as amended.
(9)	Represents value of use of a company vehicle.

Stock Options

        The following table contains information concerning the grant of stock options to the Named Executive Officers during the fiscal year ended December 31, 2005:

Option Grants in Fiscal Year 2005

Name	Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
					5%	10%
Bernard P. Aldrich	30,000	12.5%	$18.00	2/24/2015	$339,603	$860,621
David J. Suden	20,000	8.3%	18.00	2/24/2015	226,402	573,747
Manuel M. Almeida	25,000	10.4%	18.00	2/24/2015	283,003	717,184
Kenneth J. Klinck	10,000	4.2%	18.00	2/24/2015	113,201	286,874
Konrad Rotermund	10,000	4.2%	18.00	2/24/2015	113,201	286,874
_________________
(1)	These amounts represent the realizable value of the subject options ten years from the date of grant (the term of each option), without discounting to present value, assuming appreciation in the market value of the Company’s common stock from the market price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

        The following table provides information with respect to stock options held at December 31, 2005 by the Named Executive Officers.

Aggregated Option Exercises In Fiscal
Year 2005 And Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Unexercised Options at Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Year-End ($)(2) Exercisable/Unexercisable
Bernard P. Aldrich	40,000	$647,050	184,792 / 28,333	$4,133,543 / $343,595
David J. Suden	—	—	97,001 / 20,999	1,816,474 / 260,466
Manuel M. Almeida	8,000	66,770	25,334 / 16,666	371,497 / 182,993
Kenneth J. Klinck	31,250	489,063	70,001 / 9,999	1,499,152 / 122,788
Konrad Rotermund	24,167	471,566	23,334 / 9,999	413,672 / 122,788
_________________
(1)	Represents the difference between the option exercise price and the closing price of the Company’s common stock as reported by Nasdaq on the date of exercise.
(2)	Based on the difference between the December 31, 2005 closing price of $28.98 per share as reported on The Nasdaq Stock Market and the exercise price of the options.

Retirement Savings Plan

        Rimage adopted a profit sharing and savings plan in 1991 under Section 401(k) of the Internal Revenue Code, which allows employees to contribute the lesser of (i) up to 16% of their pre-tax income to the 401(k) Plan or (ii) $13,000 ($16,000 if age 50 years or older). The 401(k) Plan includes a discretionary matching contribution by the Company. These discretionary contributions by the Company totaled $278,000, $235,000 and $191,000 in 2005, 2004 and 2003, respectively.

Director Compensation Fees; Stock Ownership Guidelines

        Non-employee directors currently receive an annual retainer of $18,000. In addition, the Non-Executive Chairman receives an additional annual retainer of $12,000. Non-employee directors also receive $1,500 for each meeting of the Board of Directors or committee meeting that they attend in person and $1,000 for each telephonic meeting that they attend. The chair of each committee of the Board of Directors also receives an additional $500 per committee meeting attended. As a member of the Strategic Planning Committee, Mr. Hotchkiss received $19,500 during fiscal year 2005, representing an additional monthly retainer of $6,500. This additional monthly retainer amount will be paid by the Company for Mr. Hotchkiss’ first twelve months of service on the Strategic Planning Committee. The Board expects to review the retainers and meeting fees payable to members of the Strategic Planning Committee when the initial phases of the strategic planning process are completed.

        Additionally, under the Company’s Amended and Restated 1992 Stock Option Plan (the “Plan”), each non-employee director of the Company will receive a non-qualified option to purchase 5,000 shares of common stock, or such other number of shares, not to exceed 15,000 shares, as determined from time to time by the Compensation Committee, at each Annual Meeting of Shareholders at which such director is elected or re-elected. The exercise price of all options automatically granted to non-employee directors under the Plan is equal to the fair market value of the Company’s common stock on the date of such annual meeting. All options automatically granted to non-employee directors under the Plan are fully exercisable six months from the date of grant. Options under the Plan are not transferable. An option granted to a non-employee director under the Plan expires at the earlier of (a) ten years from the date of grant or, (b) if the optionee ceases to be a director due to willful misconduct, as of the date of misconduct.

        On February 24, 2005, the Compensation Committee determined that each non-employee director of the Company elected or re-elected at an Annual Meeting of Shareholders would receive an option to purchase 15,000 shares of the Company’s common stock under the Plan. Therefore, non-employee directors elected or re-elected at this 2006 Annual Meeting of shareholders will receive an automatic grant of an option to purchase 15,000 shares.

REPORT OF THE COMPENSATION COMMITTEE

        This is a report of the Compensation Committee of the Board of Directors of the Company, which is comprised of Mr. Quist (Chair), Mr. Reissner and Mr. Benveniste, each of whom is a non-employee director and an independent director under the Nasdaq Marketplace Rules and the rules of the Securities and Exchange Commission.

        The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the salaries, compensation and benefits of executive officers and senior management of the Company.

        The Company’s policy with respect to the compensation of executive officers is based upon the following principles:

•	Executive base compensation levels should be established by comparison of job responsibility to similar positions in comparable companies and be adequate to retain highly-qualified personnel; and
•	Variable compensation should be established to provide incentive to improve performance and shareholder value.

        For 2005, the Compensation Committee reviewed the compensation practices of the Company as compared to the companies in its peer group consisting of similar-sized companies in comparable industries. The Committee also reviewed surveys, reports and other market data against which it measured the competitiveness of the Company’s compensation program. For 2005, the Compensation Committee determined that an executive officer’s base cash compensation should be targeted at or below the 50th percentile of that of an officer with similar responsibilities in the group of peer companies and that total compensation, consisting of base salary, amounts under the annual cash bonus and long-term equity incentives, should be above the 50th percentile. The Compensation Committee also determined that variable cash compensation should constitute a significant portion of an executive officer’s overall cash compensation. In reviewing the long-term equity incentives, the Compensation Committee also reviewed the stock ownership and option holdings of executive officers. The Committee is currently reviewing guidelines requiring ownership of a certain number of shares of the Company’s common stock by executive officers and non-employee directors. The annual cash and long-term incentive compensation of the Company’s executive officers is described in more detail below.

Annual Cash Compensation Base Salary

        In determining executive officers’ annual cash compensation, the Compensation Committee considers the overall performance of the Company, the duties of the executive officer, the executive officer’s performance on behalf of the Company, surveys of executive compensation for companies of a similar size in comparable industries and with respect to executive officers, other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.

        At its meeting in February 2005, the Compensation Committee approved increases to the base salaries of the Company’s executive officers effective for fiscal year 2005. The increases were based on market-related and internal equity adjustments, as well as the individual’s performance. The base salary of an executive officer is generally targeted at or below the median of the group of peer companies. This is in keeping with the Compensation Committee’s philosophy allowing an executive officer to earn a significant portion of overall cash compensation through the incentive plan discussed below.

Annual Incentive Plan

        For 2005, the Compensation Committee adopted, and the Board of Directors approved, the 2005 Incentive Plan as the Company’s annual cash bonus program for executive officers and key employees. Under the Incentive Plan, the annual cash bonus opportunity of an officer or key employee was tied to the attainment of specific targets related to sales and net income before interest and taxes.

        Under the 2005 Incentive Plan, the Compensation Committee determined target goals relating to sales and net income before interest and taxes (NIBIT) as a percentage of sales in the form of a matrix comprised of incrementally increasing percentages of sales growth over the prior fiscal year and increasing NIBIT as a percentage of sales. The Compensation Committee intends these target goals to be aggressive to encourage significant improvements in financial performance and growth in the Company’s business. The 2005 target goals established by the Compensation Committee for sales was 25% growth over the Company’s 2004 results and NIBIT at 18% of sales for fiscal year 2005. Executive officers, other than the Chief Executive Officer, would earn a cash bonus of 50% of their annual base salary if the target goals for each of sales and NIBIT were achieved. If the maximum sales and NIBIT were achieved under the Incentive Plan, executive officers would earn a cash bonus of 100% of their base salary. For the 2005 performance period, the Company’s results were 35% growth in sales and NIBIT of 17% of sales. Under the matrix associated with the 2005 Incentive Plan, the Company’s 2005 financial performance resulted in cash bonuses to executive officers, other than the Chief Executive Officer, of 57.5% of their annual base salary.

Long-Term Equity Incentives

        The Company’s equity compensation program is designed to (i) provide long-term incentives to executive officers, (ii) align compensation to creating long-term shareholder value, (iii) encourage executive officers to remain with the Company and promote the Company’s business, and (iv) provide executives with the opportunity to obtain significant, long-term stock ownership in the Company’s common stock. During 2005, the Compensation Committee granted stock options to purchase 315,500 shares of the Company’s common stock. Of these, options to purchase 105,000 shares were awarded to individuals who were executive officers on the grant date. The Compensation Committee believes that this is consistent with the Company’s philosophy of providing equity compensation incentives to those personnel most responsible for the Company’s performance. The value of the annual equity grants made to executive officers in 2005 were targeted to be at the median of grants to comparable positions within the group of peer companies. The grants were intended to focus the recipient on the Company’s future performance, and in recognition of this, each option vests over a period of two years. All stock options granted in 2005 had an exercise price equal to the market value of the Company’s common stock on the date of grant and a ten-year term.

Compensation of the Chief Executive Officer

        The Compensation Committee has established the Chief Executive Officer’s compensation under the same principles and within the same targeted levels as those applied to the Company’s other executive officers. Mr. Aldrich’s annual base salary was $275,000 in 2005 and $250,000 in 2004. Under the 2005 Incentive Plan, Mr. Aldrich would earn a cash bonus of 60% of his annual base salary if the target goals for each of sales and NIBIT were achieved. If the maximum sales and NIBIT were achieved under the 2005 Incentive Plan, Mr. Aldrich would earn a cash bonus of 120% of his base salary. Based upon realization of the Company’s performance goals, Mr. Aldrich received a cash bonus under the Incentive Plan of $189,750 for 2005 and $143,750 for 2004, representing 69% and 57.5%, respectively, of his base salary for such year. The Compensation Committee also granted Mr. Aldrich an option to purchase 30,000 shares of the Company’s common stock in February 2005, which grant was 29% of the 105,000 shares underlying options granted to the Company’s executive officers in 2005. In February 2006, the Compensation Committee set Mr. Aldrich’s annual base salary for 2006 at $325,000 per year.

        The Compensation Committee is committed to continually reviewing the Company’s compensation philosophy and programs to ensure they meet the Company’s objectives of providing compensation that attracts and retains superior executive talent, as well as encourages the Company’s executive officers to achieve the business goals of Rimage Corporation.

        This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

BY: THE COMPENSATION COMMITTEE

Steven M. Quist (Chair)
James L. Reissner
Lawrence M. Benveniste

Other Information Regarding Equity Compensation Plans

        The following table sets forth information regarding the Company’s equity compensation plans in effect as of December 31, 2005. Each of our equity compensation plans is an “employee benefit plan” as defined by Rule 405 of Regulation C of the Securities Act of 1933.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of shares of common stock remaining available for future issuance under equity compensation plans(2)
Equity compensation plans approved by shareholders:	1,340,207	$10.67	489,072

Equity compensation plans not approved by shareholders:	—	—	—

Total	1,340,207	$10.67	489,072
_________________
(1)	Does not include shares to be issued on June 30, 2006 under the Company’s Employee Stock Purchase Plan which has as its purchase period July 1 to June 30 of each year. The purchase price for shares under the Employee Stock Purchase Plan is the lesser of (a) 85% of the fair market value of the common shares on the first business day of the purchase period or (b) 85% of the fair market value of the common shares on the last business day of the purchase period.
(2)	Excludes shares of common stock listed in the first column.

        Under the Company’s shareholder approved equity compensation plans, there is no mandatory holding period for stock acquired upon exercise of options. However, the federal income tax consequences to an employee for immediate disposition of stock acquired upon exercise of incentive stock options may make it more advantageous to the employee to hold such shares for at least one year from the date of exercise and two years from the date of grant.

PERFORMANCE GRAPH

        The Company’s common stock is quoted on The Nasdaq National Market. The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph comparing cumulative, five-year stockholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen to use the Nasdaq National Market Index (US) as its broad market index and the Nasdaq Computer Manufacturer Stocks Index as its index of peer companies.

        The following graph shows changes during the period from December 29, 2001 to December 30, 2005 in the value of $100 invested in: (1) the Nasdaq National Market Index (US); (2) Nasdaq Computer Manufacturer Stocks Index; and (3) the Company’s common stock. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.

	12/29/01	12/31/02	12/31/03	12/31/04	12/30/05
Nasdaq National Market Index	$100.00	$69.13	$103.36	$112.48	$114.87
Nasdaq Computer Manufacturer Stocks Index	$100.00	$66.27	$92.18	$120.53	$123.33
Rimage Corporation	$100.00	$99.88	$195.07	$197.91	$356.90

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under federal securities laws, the Company’s directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company’s equity securities and any changes in such ownership to the Securities and Exchange Commission (the “Commission”). Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended December 31, 2005.

        Based upon information provided by officers and directors of the Company, the Company believes that all officers, directors and 10% shareholders filed all reports on a timely basis in fiscal year 2005.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

        The Audit Committee assists the board by reviewing the integrity of the Company’s financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by the Company with certain legal and regulatory requirements. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews the Company’s annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including critical accounting policies of the Company, significant changes in the Company’s selection or application of accounting principles and the Company’s internal control processes. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.

        In accordance with its Charter, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with KPMG LLP, the Company’s independent accountants, the matters required to be discussed by SAS No. 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with KPMG LLP their independence from the Company.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

BY: THE AUDIT COMMITTEE

James L. Reissner (Chair)
Thomas Madison
Lawrence Benveniste
Philip D. Hotchkiss

PROPOSAL 2:
APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has selected KPMG LLP, as the Company’s independent registered public accounting firm to make an examination of the accounts of the Company for the fiscal year ending December 31, 2006, and to perform other appropriate accounting services. In the event the appointment of KPMG LLP should not be ratified and approved by the stockholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

        The affirmative vote of the holders of a majority of the shares of common stock represented at the Meeting and entitled to vote is required to approve the ratification of the appointment of the independent auditors. Proxies will be voted in favor of this proposal unless otherwise indicated.

THE BOARD OF DIRECTORS RECOMMENDS
THAT THE SHAREHOLDERS VOTE FOR
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

_________________

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        The Audit Committee has selected KPMG LLP as its independent registered public accounting firm for its fiscal year ending December 31, 2006 and has asked the shareholders to ratify such appointment. Representatives of KPMG LLP, which has served as the Company’s independent auditors since 1989, are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Accountant Fees and Services

        The following is an explanation of the fees billed to the Company by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2005 and December 31, 2004, which totaled $525,271 and $641,475, respectively.

        Audit Fees.   The aggregate fees billed to the Company for professional services related to the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Forms 10-Q, work relating to the Company’s internal controls over financial reporting and the attestations required by Section 404 of the Sarbanes-Oxley Act of 2002, or other services normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2005 and December 31, 2004 totaled $413,971 and $570,125, respectively.

        Audit-Related Fees.   The aggregate fees billed to the Company for professional services for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees” consisted of fees associated with review of a registration statement totaling $2,500 for the fiscal year ended December 31, 2005. No such fees were billed to the Company for the fiscal year ended December 31, 2004.

        Tax Fees.   The aggregate fees billed to the Company by KPMG LLP for professional services related to tax compliance, tax advice, and tax planning, including preparation of federal and state tax returns for the fiscal years ended December 31, 2005 and December 31, 2004 totaled $108,800 and $71,350, respectively.

        All Other Fees.   There were no fees billed to the Company by KPMG LLP for the fiscal years ended December 31, 2005 and December 31, 2004 other than those described above.

Audit Committee Pre-Approval Procedures

        The Company has adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $10,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by the Company’s independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to Company management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

        All of the services described above for 2005 were pre-approved by the Audit Committee or a member of the Committee before KPMG LLP was engaged to render the services.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

        The proxy rules of the Securities and Exchange Commission permit shareholders of the Company, after timely notice to the Company, to present proposals for shareholder action in the Company’s Proxy Statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by action of the Company in accordance with the proxy rules. In order for a shareholder proposal to be considered for inclusion in the Proxy Statement for the 2007 Annual Meeting of Shareholders, the proposal must be received by the Secretary of the Company in writing at its corporate offices, 7725 Washington Avenue South, Edina, MN 55439, no later than December 16, 2006.

        Pursuant to the Company’s Bylaws, in order for any other proposal to be properly brought before the next annual meeting by a shareholder, including a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting, or nominate the director, no later than December 16, 2006. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail above under “Director Nominations” and in the Company’s Bylaws. If the Company receives notice of a shareholder proposal after December 16, 2006, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for the Company’s 2007 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

OTHER BUSINESS

        At the date of this Proxy Statement, management knows of no other business that may properly come before the Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

By Order of the Board of Directors

Bernard P. Aldrich
President and Chief Executive Officer

Edina, Minnesota
April 14, 2006

RIMAGE CORPORATION

2006 ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 16, 2006
3:30 p.m.

Rimage Corporation
7725 Washington Avenue South
Edina, Minnesota 55439

Rimage Corporation 7725 Washington Avenue South Edina, Minnesota 55439	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Bernard P. Aldrich and David J. Suden, or any of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Shareholders of Rimage Corporation to be held at the Company’s offices at 7725 Washington Avenue South, Edina, Minnesota, on Tuesday, May 16, 2006 at 3:30 p.m. Minnesota time, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated below, all shares of Common Stock of Rimage Corporation held of record by the undersigned on April 6, 2006 and which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

See reverse for voting instructions.

COMPANY #

There are two ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 15, 2006.
  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Rimage Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone, please do not mail your Proxy Card.
\/     Please detach here     \/

RIMAGE CORPORATION 2006 ANNUAL MEETING OF SHAREHOLDERS

1.	Election of Directors	01 Bernard P. Aldrich 02 Lawrence M. Benveniste 03 Philip D. Hotchkiss	04 Thomas F. Madison 05 Steven M. Quist	06 James L. Reissner 07 David J. Suden	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	A proposal to ratify and approve the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2006.	☐	For	☐	Against	☐	Abstain

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2. PLEASE SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

Check appropriate box:

Address Change? ☐	I plan to attend the meeting. ☐	Date ______________________________, 2006

Indicate changes below:

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.